EXHIBIT  23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated November 30, 2000, relating to the financial statements and the financial statement schedule, which appears in SBE, Inc's Annual Report on Form 10-K for the year ended October 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





San  Jose,  California
March 1,  2001